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                                                                      EXHIBIT 21


           AMERICAN AIRCARRIERS SUPPORT, INCORPORATED AND SUBSIDIARIES
                       LIST OF SUBSIDIARIES OF REGISTRANT



                            AVIATION SERVICES, INC.

                         AAS LANDING GEAR SERVICES, INC.

                                 AAS AMJET, INC.

                           AAS COMPLETE CONTROLS, INC.

                           AAS AIRCRAFT SERVICES, INC.

                             AAS TECHNOLOGIES, INC.